SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

DOGECOIN CASH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53571	20-1898270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 West Mesquite Blvd C70
Mesquite, Nevada 89027
(Address of principal executive offices)

(702) 762-3123
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Item 8.01. Other Events.

On January 5, 2026, Dogecoin Cash, Inc. (the “Company”) announced that its wholly owned subsidiary, MEME Coins Inc., completed the closing of the previously disclosed acquisition of 4,000,000,000 Dogecoin Cash (“DOG”) digital tokens from Tipestry, Inc., pursuant to the terms of a definitive agreement dated October 29, 2025.

As consideration for the acquisition, MEME Coins Inc. issued 125,000 shares of its Class A Preferred Stock to Tipestry, Inc. MEME Coins Inc. is a wholly owned subsidiary of the Company, and its assets are fully consolidated into the Company’s financial statements.

The DOG tokens were transferred to MEME Coins Inc. on the Binance Smart Chain (“BSC”), an independent blockchain network. The transaction is publicly verifiable on-chain at:

https://bscscan.com/tx/0x16418b815973f3d07e2968be8159af43a4aa43774c5617c78d86e057b84afdee

Following the closing of this transaction, the Company and its subsidiaries collectively hold approximately 8,020,000,000 DOG digital tokens, strengthening the Company’s digital-asset treasury position and supporting its blockchain-aligned infrastructure strategy.

The Company expects that the acquired DOG tokens may be utilized in connection with technology development, ecosystem support, and other strategic initiatives currently under evaluation, subject to applicable laws, regulations, and corporate governance requirements.

A copy of the press release announcing the completion of the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The statements contained in this Item 8.01 include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed or implied.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 5, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGECOIN CASH, INC.

By: /s/ David Tobias
Name: David Tobias
Title: Chief Executive Officer

Date: January 5, 2026